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                                                                 Exhibit 4.06

                                VOTING AGREEMENT



        This Voting Agreement (this "Agreement") is made and entered into as of November 25, 1996, by and among Excite, Inc., a California corporation ("Excite"), America Online, Inc., a Delaware corporation ("AOL"), and the parties other than Excite and AOL whose signatures are affixed hereto (the "Shareholders"). AOL and the Shareholders are sometimes collectively referred to herein as the "Holders."

        A. AOL has entered into an Acquisition Agreement (the "Acquisition Agreement") and an Operating Agreement with Excite, each dated as of November 25, 1996, pursuant to which Excite will issue to AOL an aggregate of 1,950,000 shares of Excite Series E Preferred Stock. In addition, AOL holds 680,330 shares of Excite Common Stock and a warrant to purchase 650,000 shares of Excite Common Stock.

        B. It is a condition to the closing of the Acquisition Agreement that Excite make such arrangements as are necessary to ensure that AOL will have the right to have an AOL representative elected to the Board of Directors of Excite for so long as AOL holds at least 1,315,165 shares of Excite stock on an as converted to Common Stock basis.

        C. AOL, the Shareholders and Excite desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of Excite's Common and Preferred Stock ("Capital Stock") held by them will be voted with respect to the election of an AOL representative to the Excite Board of Directors.

        NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

        1.       ELECTION OF BOARD OF DIRECTORS.

                 1.1 VOTING; AOL REPRESENTATION. During the term of this Agreement, each Holder agrees to vote all shares of Capital Stock of Excite now or hereafter directly or indirectly owned (of record or beneficially) by such Holder, in such manner as may be necessary to elect (and maintain in office), as a member of Excite's Board of Directors, one individual designated by AOL
from time to time in a writing delivered to Excite and signed by AOL.   For
purposes of this Agreement, any individual who is designated for election to Excite's Board of Directors pursuant to this Section 1.1 is hereinafter referred to as the "AOL Board Designee."

                 1.2 CHANGES IN AOL BOARD DESIGNEES. From time to time during the term of this Agreement, AOL may, in its sole discretion:

                (a) elect to remove from Excite's Board of Directors the incumbent AOL Board Designee who occupies a Board seat for which AOL is entitled to designate the AOL Board Designee under Section 1.1; and/or

                (b) designate a new AOL Board Designee for election to a Board seat for which AOL is entitled to designate the AOL Board Designee under Section 1.1 (whether to replace a prior AOL Board Designee or to fill a vacancy in such Board seat).

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In the event of such a removal and/or designation of an AOL Board Designee under this Section 1.2, the Holders shall vote their shares of Excite's Capital Stock as provided in Section 1.1 to cause: (a) the removal from Excite's Board of Directors of the AOL Board Designee so designated for removal by AOL; and (b) the election to Excite's Board of Directors of any new AOL Board Designee so designated for election to Excite's Board of Directors by AOL.

            1.3 NOTICE. Excite shall promptly give each of the Holders written notice of any proposal by AOL to remove or elect a new AOL Board Designee. In any election of directors pursuant to this Section 1, the Holders shall vote their shares in a manner sufficient to elect to Excite's Board of Directors the individuals to be elected thereto as provided in this Section 1.

      2. FURTHER ASSURANCES. Each of the Holders and Excite agree not to vote any shares of Capital Stock, or to take any other actions, that would in any manner defeat, impair, or adversely affect the stated intentions of the parties under Section 1 of this Agreement.

      3. ENFORCEMENT OF AGREEMENT. Each of the Shareholders acknowledges and agrees that any breach by any of him, her or it of this Agreement shall cause AOL irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Shareholder of any provision of this Agreement, Excite and AOL shall each be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Shareholder, as appropriate, to vote such Shareholder's shares of Capital Stock of Excite in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to Excite or AOL for any such breach or threatened breach, including but not limited to the recovery of money damages.

      4. TERM. This Agreement shall commence as of the Closing (as such term is defined in Section 1.4 of the Acquisition Agreement) and shall terminate upon the first to occur of the following:

            (a) Such time as AOL or its wholly-owned subsidiaries hold less than 1,315,165 shares of Excite stock on an as converted to Common Stock basis (as adjusted for stock splits or similar events);

            (b) The delivery by AOL of a written notice to Excite to terminate this Agreement;

            (c) Immediately prior to the closing of any of the following: (i) any consolidation or merger of Excite with or into any other corporation or corporations in which the holders of Excite's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such consolidation or merger; (ii) the sale, transfer or assignment of securities of Excite representing a majority of the voting power of all Excite's outstanding voting securities by the holders thereof to an acquiring party in a single transaction or series of related transactions;
      (iii) any other sale, transfer or assignment of securities of Excite representing over fifty percent (50%) of the voting power of Excite's then outstanding


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      voting securities by the holders thereof to an acquiring party; or (iv)
      the sale of all or substantially all Excite's assets.

      5.    GENERAL PROVISIONS.

            5.1 ENTIRE AGREEMENT; CAPTIONS. This Agreement and the agreements to be executed and delivered in connection with the Acquisition Agreement, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement and the Acquisition Agreement. This Agreement and the Acquisition Agreement supersede any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

            5.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

            (a)   if to Excite, at:

                  Excite, Inc.
                  1091 N. Shoreline Blvd., Suite 200
                  Mountain View, CA  94043
                  Attention:  President
                  Facsimile:  415/943-2888

            with a copy to:

                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, CA  9306
                  Attention:  Mark C. Stevens
                  Facsimile:  415/494-0674

            (b)   If to AOL:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166
                  Attention:  General Counsel
                  Facsimile:  703/265-2208

            with a copy to:

                  Piper & Marbury L.L.P.
                  1200 Nineteenth Street, NW
                  Washington, DC.  20036-2430
                  Attention:  Edwin M. Martin
                  Facsimile;  202/223-2085

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            5.3 AMENDMENT; WAIVER. Any term or provision of this Agreement may be amended only by a writing signed by AOL, Excite and a majority of the Shareholders, provided however, that any Shareholder who does not agree to such amendment shall not be bound by such amendment but will be otherwise bound to the terms of this Agreement that are not in conflict with such amendment. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

            5.4 NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

            5.5 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            5.6 ASSIGNMENT. These rights and obligations of the parties to this Agreement may not be delegated or assigned by any party hereto without the prior written consent of the other party and any such attempted delegation or assignment shall be void.

            5.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

            5.8 SEVERABILITY. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

            5.9 ATTORNEYS' FEES. Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

            5.10 SECTIONS AND EXHIBITS. Except as otherwise indicated, all references in this Agreement to "Section (s)" and "Exhibit(s)" are intended to refer to Section (s) to this Agreement and Exhibit(s) to this Agreement, respectively.

            5.11 DISPUTE RESOLUTION. All disputes arising under this Agreement between AOL and Excite shall be resolved pursuant to the dispute resolution procedures set forth in the Commercial Agreement.

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            5.12 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.



                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

EXCITE, INC.:                            AMERICA ONLINE, INC.:
-----------------------------------      --------------------------------------
By: /s/Richard Redding                   By: /s/ Miles Gilburn
   --------------------------------          ----------------------------------
Name: Richard Redding                    Name: Miles Gilburn
     ------------------------------           ---------------------------------
Title:  Vice President,                  Title: Senior VP, Corporate
                                                Development
        Finance and Administration             --------------------------------
        ---------------------------



SHAREHOLDERS:
-----------------------------------



INSTITUTIONAL VENTURE PARTNERS            IVP FOUNDERS FUND I, L.P.
VI, L.P.
   By Its General Partner                    By Its General Partner
   Institutional Venture Management          Institutional Venture Management
     VI, L.P.                                  VI, L.P.

   By /s/ Geoffrey Y. Yang              By /s/ Geoffrey Y. Yang
      -----------------------------       -------------------------------------
      Geoffrey Y. Yang,                      Geoffrey Y. Yang,
      General Partner                        General Partner



INSTITUTIONAL VENTURE                     KLEINER PERKINS CAUFIELD & BYERS VIII
MANAGEMENT VI, L.P.

   By /s/ Geoffrey Y. Yang              By /s/ Vinod Khosla
      -----------------------------       -------------------------------------
      Geoffrey Y. Yang,                      Vinod Khosla, General Partner
      General Partner



KPCB VII FOUNDERS FUND                     KPCB INFORMATION SCIENCES ZAIBATSU
                                           FUND II

By /s/ Vinod Khosla                        By /s/ Vinod Khosla
      -----------------------------          ----------------------------------
      Vinod Khosla, General Partner          Vinod Khosla, General Partner



ITOCHU TECHNOLOGY, INC.                    ITOCHU CORPORATION

 By  /s/Sigeki Nishiyamo                    By  /s/Eizo Kobayashi
   -----------------------------                -------------------------------

 Name   Sigeki Nishiyamo                    Name   Eizo Kobayashi
     ---------------------------                  -----------------------------

 Title  Executive Vice President            Title  General Manager, Information
      --------------------------                   Technology and Information
                                                   Department
                                                   ----------------------------


                      (SIGNATURES CONTINUED ON NEXT PAGE)


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TRIBUNE COMPANY                           AOL VENTURES, INC.

 By  /s/ David Hiller                     By  /s/ Miles Gilburn
     ------------------------------           ---------------------------------
 Name  David Hiller                        Name Miles Gilburn
      ----------------------------              -------------------------------
 Title Senior VP                           Title Senior VP, Corporate
      -----------------------------              Devleopment
                                                 ------------------------------

 /s/ Robert W. Pittman                     /s/ Vinod Khosla
 ----------------------------------        ------------------------------------
 Robert W. Pittman                         Vinod Khosla

 /s/ Joseph R. Kraus, IV                   /s/ Graham F. Spencer
 ----------------------------------        ------------------------------------
 Joseph R. Kraus, IV                       Graham F. Spencer

 /s/ Brett Bullington                      /s/ Julie Gomoll
 ----------------------------------        ------------------------------------
 Brett Bullington                          Julie Gomoll

/s/ Jeff McFadden                          /s/ Kevin Altis
 ----------------------------------        ------------------------------------
 Jeff McFadden                             Kevin Altis


                                           IDG HOLDINGS, INC.

/s/  Rachel Matthew                        By
-----------------------------------        ------------------------------------
 Rachel Matthews
                                           Name ________________________________

                                           Title _______________________________


 CHARLES RIVER PARTNERSHIP VII             CUC INTERNATIONAL INC.



 By /s/ Richard M. Burns Jr.               By
   -------------------------------         ------------------------------------
Name Richard M. Burns Jr.                  Name
   -------------------------------         ------------------------------------
Title General Partner
   -------------------------------         ------------------------------------

             (SIGNATURE PAGE TO EXCITE/AOL VOTING AGREEMENT)


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 ROSEWOOD STONE GROUP, INC.



 By /s/ Claudia Stroud
    -----------------------------

 Name Claudia Stroud
    -----------------------------

 Title President
    ------------------------------


                (SIGNATURE PAGE TO EXCITE/AOL VOTING AGREEMENT)



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